UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 18, 2018

SILVERSUN TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-50302	16-1633636
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

120 Eagle Rock Ave
East Hanover, NJ 07936
 (Address of Principal Executive Offices)

(973) 396-1720
Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Info Sys Asset Purchase

On May 18, 2018 SWK Technologies, Inc., a wholly owned subsidiary of SilverSun Technologies, Inc. (the “Company”), entered into an Asset Purchase Agreement (the “ISM Purchase Agreement”) by and among the Company, as parent, SWK Technologies, Inc., as buyer (“Buyer” or “SWK”), Info Sys Management, Inc., an Oregon corporation, as seller (the “Seller” or “ISM”), and three individual  stockholders owning all of the outstanding capital stock of ISM (the “Stockholders”), pursuant to which the Buyer has agreed to acquire from the Seller the Acquired Assets of Seller (as defined in the Purchase Agreement).

In consideration for the Acquired Assets, (i) SWK will pay Seller $300,000 in cash (the “Cash Payment”); and (ii) the Company will issue Seller a convertible promissory note in the principal amount of $1,000,000 (the “ISM Note”) which will bear interest at the rate of 2% per annum and will  mature on May 31, 2023.  The ISM Note shall be paid in equal monthly installments and the Company has a right to prepay the ISM Note in whole or in part at any time. The ISM Note is convertible into shares of the Company’s common stock at the price equal to the average closing price of the Company’s common stock for the five (5) trading days immediately preceding the issuance date of the ISM Note.

Nellnube Asset Purchase

On May 18, 2018, Secure Cloud Services, Inc., a wholly owned subsidiary of the Company, entered into an Asset Purchase Agreement (the “Nellnube Purchase Agreement”, together with the ISM Purchase Agreement, the “Purchase Agreements”) by and among the Company, as parent, Secure Cloud Services, Inc., as buyer ( “SC Services”), Nellnube, Inc., an Oregon corporation ( “NN”) and wholly owned subsidiary of ISM, as seller, and ISM, as the sole stockholder of NN, pursuant to which the Buyer will acquire all of the Acquired Assets (as defined in the Nellnube Purchase Agreement) from NN

In consideration for the Acquired Assets of NN, the Company will issue ISM a convertible promissory note in the principal amount of $400,000 (the “NN Note”) which will bear interest at the rate of 2% per annum and will mature on May 31, 2023.  The NN Note shall be paid in equal monthly installments and the Company has right the to prepay the NN Note in whole or in part at any time. The NN Note is convetible into shares of the Company’s common stock at the price equal to the average closing price of the Company’s common stock for the five (5) trading days immediately preceding the issuance date of the NN Note.

The Purchase Agreements will be effective on June 1, 2018, at which time delivery of the consideration for the Acquired Assets, including the issuance of the ISM Note, NN Note and Cash Payment, and delivery of the Acquired Assets, will occur.

Employment Agreement

Additionally, in connection with the Purchase Agreement, SWK entered into an Employment Agreement (the “O’Reilly Employment Agreement”) with Brian James O’Reilly, pursuant to which Mr. O’Reilly will serve as Chief Technology Officer of SWK.  Mr. O’Reilly’s duties will focus on overseeing all technical aspects of SWK for the purpose of organizational growth, establish a technological vision for SWK and lead SWK’s technological development.  The term of the Employment Agreement is for three years, beginning on June 1, 2018, unless otherwise terminated pursuant to the terms and conditions thereunder (the “Term”). SWK shall pay Mr. O’Reilly $250,000 per annum.

If SWK terminates Mr. O’Reilly’s employment other than for cause pursuant to the terms and conditions of the O’Reilly Employment Agreement, SWK shall pay or provide Mr. O’Reilly, within thirty (30) days of the date of termination: (i) any unpaid salary earned under the O’Reilly Employment Agreement prior to the date of termination; (ii) any accrued but unused PTO days prior to the date of termination; (iii) any unpaid compensation due; (iv) any unpaid expense reimbursement owed to him for periods through the date of termination; and (v) Mr. O’Reilly’s Base Salary (as defined therein) for the remainder of the Term.

The above description of the Purchase Agreements, ISM Note, NN Note and O’Reilly Employment Agreement do not purport to be complete and are qualified in their entirety by reference to such documents filed as exhibits hereto.

Item 2.01 Completion of Acquisition or Disposition of Assets.

The disclosure set forth above under Item 1.01 to this Current Report on Form 8-K is hereby incorporated by reference into this Item 2.01.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth above under Item 1.01 to this Current Report on Form 8-K is hereby incorporated by reference into this Item 2.03.

Item 3.02 Unregistered Sale of Equity Securities.

The disclosure set forth above under Item 1.01 to this Current Report on Form 8-K is hereby incorporated by reference into this Item 3.02

The above issuances were made in reliance on an exemption from registration set forth in Section 4(a)(2) of the Securities Act of 1933, as amended, and/or Regulation D promulgated thereunder.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

2.1*	Form of Asset Purchase Agreement, dated May 18, 2018, by and among SWK Technologies, Inc., SilverSun Technologies, Inc., Info Sys Management, Inc. and three individuals.

2.2*	Form of Asset Purchase Agreement, dated May 18, 2018, by and among Secure Cloud Services, Inc., SilverSun Technologies, Inc., Nellnube, Inc. and Info Sys Management, Inc.

10.1*	Form of $1,000,000 Convertible Promissory Note, dated May 18, 2018, issued in favor of Info Sys Management, Inc.

10.2*	Form of $400,000 Convertible Promissory Note, dated May 18, 2018, issued in favor of Info Sys Management, Inc.

10.3*	Form of Employment Agreement, dated May 18, 2018, by and between SWK Technologies, Inc. and Brian James O’Reilly

*Filed herewith

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SILVERSUN TECHNOLOGIES, INC.

Date: May 24, 2018	By:	/s/ Mark Meller
Mark Meller
President, Chief Executive Officer and